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                                                                   EXHIBIT 10.70

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of April 1, 1998 and is entered into between B.L. Management Services, Inc., a Delaware corporation (the "Corporation") and _______________ (the "Executive").


                                R E C I T A L S
                                ---------------


          WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to be so employed by the Corporation, on the terms and subject to the conditions hereinafter set forth.


                               A G R E E M E N T
                               -----------------

          NOW, THEREFORE, the parties hereto have agreed, and do hereby mutually agree, as follows:

          1.  Employment.  Subject to the other terms and conditions set forth
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herein, the Corporation hereby employs the Executive, and the Executive agrees to be employed by the Corporation, as _______________________________ for a term commencing on April 1, 1998 and continuing until the earlier of March 31, 2001 or the date such employment shall have been terminated as provided in Section 3 hereof. Beginning April 1, 2001, this Agreement shall renew automatically for an additional one year term until the Corporation gives Executive written notice at least 14 calendar days prior to the end of a term, of its intention to terminate this Agreement; provided, however, that this Agreement may terminate earlier than the end of a term as provided in Section 3 hereof. In his capacity as _________________________________, the Executive shall faithfully perform to the best of his ability and in a satisfactory manner all services and acts necessary or advisable as may be assigned to him by the Board of Representatives (the "Partnership Board") of Brylane, L.P., a Delaware limited partnership and the parent entity of the Corporation (the "Partnership"). Throughout the term hereof the Executive shall, except as may from time to time be otherwise agreed in writing by the Corporation, devote his full-time working hours to his duties hereunder.

          2.  Compensation.
               ------------

              (a) For all services to be rendered by Executive hereunder, and for all rights granted the Corporation hereunder, the Executive shall be paid by the Corporation a base salary at the annual rate of $________ for each 12-month period of the term hereof, prorated for any portion thereof, payable in substantially equal bimonthly installments, less required withholdings. This base salary shall be reviewed for any adjustments annually by the Board of Directors of the Corporation (the "Corporation Board") or, at the Corporation Board's option, a compensation committee thereof (the "Committee"), provided that any adjustments shall be in the sole discretion of the Corporation Board or the Committee.

              (b) The Executive shall be entitled to paid vacations, personal and sick days consistent with the policies of the Corporation for management employees. The Executive shall receive such other compensation as shall be approved by the Corporation Board and shall participate in all fringe benefits (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance), bonus and benefit plans which shall be generally available from time to time to management employees of the Corporation.
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          (c)   The Executive shall be reimbursed in accordance with the
policies of the Corporation as adopted by the Corporation Board from time to time for his reasonable travel, entertainment, business, meeting and similar expenditures, incurred for the benefit of the Corporation and subject to approval of the Chief Executive Officer of the Corporation or the Corporation Board. As an additional condition to the reimbursement of such expenses by the Corporation to the Executive, the Executive shall provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail and with adequate documentation to allow the Corporation to confirm the business nature of the expenses and claim an income tax deduction for such paid items, if such items are deductible.

          (d) The Partnership agrees that the Partnership shall provide the Executive with a benefits package substantially similar (which is not materially less favorable to the Executive in the aggregate) to those coverages and benefits provided or made available to the Executive (and his dependents) immediately prior to the consummation of the transactions contemplated by those certain Stock Purchase Agreements each dated as of February 19, 1998, among FS Equity Partners II, L.P., a California limited partnership, FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership and Pinault Printemps-Redoute, S.A., a company organized under the laws of France ("PPR") and between M&P Distributing Company, a Nevada corporation and PPR. In addition, the Partnership shall provide a bonus or incentive compensation plan which provides the Executive with the opportunity to earn the right to be paid additional compensation as set forth on Exhibit A hereto. This subsection (d) shall not be implemented so as to
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limit any rights or benefits to which the Executive or his dependents may be entitled under any employee benefit plan maintained by or contributed to by the Corporation.

          3.   Termination.
               -----------

               (a) The employment of the Executive hereunder may be terminated by the Corporation on at least 30 days' prior written notice if the Corporation Board determines that the Executive has become permanently disabled (as hereinafter defined). Such written notice shall provide reasonable detail regarding the basis for such determination. The Executive shall be deemed to be "permanently disabled," as used in this subsection, if the Executive has been substantially unable to discharge his duties and obligations hereunder by reason of illness, accident or disability for a period of 180 days in any twelve-month period.

               (b) The employment of the Executive hereunder may be terminated forthwith by the Corporation for cause (as hereinafter defined) upon written notice from the Corporation Board to the Executive. Such written notice shall provide reasonable detail regarding the basis for such determination. The Corporation shall have "cause" to terminate the Executive, as used in this subsection, only if the Corporation Board shall determine that the Executive has, (i) refused or failed within a reasonable period of time to carry out any reasonable and material direction from the Chief Executive Officer of the Corporation, the Corporation Board or the Partnership Board (other than a failure resulting from the Executive's incapacity due to physical or mental illness), (ii) been guilty of a material and willful breach of the terms of this Agreement, (iii) demonstrated gross negligence or willful misconduct in the execution of his assigned duties, (iv) been convicted of a felony or other serious crime involving moral turpitude, (v) engaged in fraud, embezzlement or other illegal conduct to the detriment of the Corporation, (vi) intentionally imparted confidential information relating to the Corporation to a third party, other than in the course of carrying out the Executive's duties, or (vii) materially and willfully breached any of his obligations pursuant to the Management Stock Subscription Agreement dated as of February 26, 1997 between Brylane Inc., a Delaware corporation and the parent entity of the Partnership, and the Executive if such breach has not been cured 5 days after receipt of written notice to the Executive.

               (c) The employment of the Executive hereunder shall be automatically terminated on the date of the Executive's death.

                                      2.
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               (d)   In addition to the circumstances set forth in subsections
(a), (b) and (c) of this Section 3, the Corporation may terminate the Executive's employment for any reason or no reason and with or without cause upon 30 days' prior written notice to the Executive.

               (e) The Executive may terminate his employment hereunder forthwith at any time for good reason (as hereinafter defined) upon written notice to the Corporation. For purposes of this subsection, "good reason" shall mean the occurrence of any of the following: (i) a reduction by the Corporation in the Executive's base salary herein provided or as the same may be increased from time to time; (ii) any relocation by the Corporation of Executive's principal place of employment of more than 50 miles from the place where Executive's principal residence was located on the date Executive gives notice of such termination; or (iii) a material and willful breach by the Corporation of any of its obligations to the Executive hereunder, including, without limitation, the Corporation's failure to obtain the written assumption agreement described in Section 10(a) if such agreement is not obtained within 5 days after written notice that a written assumption agreement required under Section 10(a) has not been obtained.

               (f)   In addition to the circumstances described in subsection
(e) of this Section 3, the Executive may terminate his employment hereunder for any reason or no reason upon 30 days' prior written notice to the Corporation.

               (g) If the Executive's employment is terminated pursuant to this Section 3, the Executive shall be entitled to, and the Corporation's obligation hereunder shall be limited to, (i) the payment of the compensation accrued under Section 2 hereof to the effective date of such termination and (for any termination other than pursuant to Section 3(b)) a pro rata portion of any bonuses or incentive compensation payable with respect to any period commencing prior to the termination date, and (ii) in the case of termination under subsections (a), (c), (d) or (e) of this Section 3, the additional compensation provided in subsection (h) of this Section 3.

               (h)   (i)   if the Executive's employment is terminated by the
Corporation pursuant to subsection (a) of this Section 3 the Executive will get the benefit of any Corporation disability plans; provided, however, that for a period of 12 consecutive months after the effective date of the termination the Corporation will pay the Executive the difference (if any) between the level of annualized salary provided for in Section 2 hereof, less required withholdings, and the amounts provided under such disability plans; or

                     (ii) if the Executive's employment is automatically terminated pursuant to subsection (c) of this Section 3, the Corporation shall continue to pay to the Executive (or, if applicable, to his executor, administrator or heirs) the Executive's salary in equal monthly installments at the level of annualized salary provided for in Section 2 hereof being paid to the Executive at the time of such termination, less required withholdings, for a period of 12 consecutive months after the effective date of the termination; and

                     (iii) if the Executive's employment is terminated by the Corporation pursuant to subsection (d) of this Section 3 or if the Executive terminates his employment pursuant to subsection (e) of this Section 3, the Corporation shall continue to pay to the Executive the Executive's salary in equal monthly installments at the level of annualized salary provided for in
Section 2 hereof being paid to the Executive at the time of such termination, less required withholdings, for the greater of (A) one year after the effective date of the termination, and (B) the period after the effective date of the termination, through and including the last day of the then effective term of this Agreement.

               (i) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise; but the amount of any payment provided for in this Section 3, other than amounts set forth in subsection (g)(i) of this Section 3, shall be reduced by any

                                      3.
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compensation earned by the Executive as the result of employment by another employer after the effective date of termination of the Executive's employment by the Corporation.

               (j) Nothing in this Agreement shall be deemed a release or waiver of right to any medical or other employee benefits available to the Executive on or after the effective date of termination of the executive's employment by the Corporation under federal, state or local law which provides for the continuation of any medical or other employee benefits after such termination date.

          4.   Noncompetition. If the Executive is terminated by the Corporation
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for cause in accordance with Subsection 3(b) hereof, or if the Executive terminates his employment other than for "good reason" in accordance with Subsection 3(e) hereof, then except as provided in the next sentence, for a period of 12 months after such termination, the Executive will not carry on (as an employee, agent, consultant, independent contractor, stockholder, partner, owner or otherwise) any trade or business competing with the then trade or business of the Corporation (or its affiliates) in any state in which the Corporation (or its affiliates) is carrying on such trade or business as of the effective date of such termination. The foregoing provisions of this Section 4 notwithstanding, the Executive may own not more than 5% of the issued and outstanding shares of any class of securities of an issuer whose securities are listed on a national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

           5.   Trade Secrets. During the term of this Agreement and at all
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times thereafter, the Executive shall hold in secrecy all trade secrets and confidential information relating to the Corporation's (and its affiliates') business and affairs that may come to his knowledge or have come to his knowledge while employed by the Corporation or its predecessors (excluding information that is or becomes publicly known or available for use through no fault of the Executive), including but not limited to (i) matters of a business nature, such as information about costs, profits, markets, sales, lists of customers and other information of a similar nature, (ii) plans or strategies for development of the business of the Corporation and (iii) matters of a technical nature. Except as required in the performance of his duties to the Corporation under this Agreement, the Executive shall not use for his own benefit or disclose to any person, directly or indirectly, such matters unless such use or disclosure has been specifically authorized in writing by the Corporation in advance.

          6.   Executive's Representation. The Executive shall be, and he
               --------------------------
represents that he is, free to enter into this Agreement and not under any contractual restraint which would prohibit his satisfactorily performing his duties to the Corporation hereunder.

          7.   Governing Law. This Agreement shall be governed by and construed
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and enforced in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the State of New York.

          8.   Costs. If either party brings any legal action against the other
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to enforce its rights under this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses actually incurred in enforcing its rights under this Agreement including, without limitation, the reasonable fees and expenses of attorneys, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals and of enforcement.

          9.   Entire Agreement. This Agreement constitutes the whole agreement
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of the parties hereto in reference to any employment of the Executive by the
Corporation and in reference to the subject matter hereof, and all prior agreements, promises, representations and understandings relative thereto are merged herein.

                                      4.
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          10.   Assignability.
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          (a)  In the event that the Corporation shall merge or consolidate with any other corporation, partnership or business entity or all or substantially all the Corporation's business or assets shall be transferred in any manner to any other corporation, partnership or business entity, including (without limitation) any entity that succeeds to the business of the Corporation pursuant to Article X of that certain Partnership Agreement dated August 30, 1993, as amended, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Corporation hereunder and the Corporation shall obtain a written assumption agreement from such successor prior to completion of any such merger, consolidation or sale of assets.

          (b) This Agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other party hereto, assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of Section 10(a).

          (c) Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

          11.   Remedies. Any material breach, violation or evasion by the
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Executive of the terms of this Agreement, including specifically, but not limited to, Sections 4 and 5, will result in immediate and irreparable injury and harm to the Corporation, and will cause damage to the Corporation in amounts difficult to ascertain. Accordingly, the Corporation shall be entitled to, and Executive hereby consents to the entry of, the remedies or injunction and specific performance, or either of such remedies, as well as all other remedies to which the Corporation may be entitled, at law, in equity or otherwise.

          12.   Amendments; Waivers.  This Agreement may be amended, modified,
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superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          13.   Notice. All notices, requests and other communications hereunder
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shall be in writing and, if given by facsimile, telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed or delivered by overnight courier, shall be deemed to have been validly served, given or delivered when deposited in the United States mail, as registered or certified mail, with proper postage prepaid, or when deposited with the courier service, and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                    If to the Corporation:

                         B.L. Management Services, Inc.
                         463 Seventh Avenue, 21st Floor
                         New York, New York  10018
                         Attention:  Senior Vice President - Human Resources

                                      5.
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                    If to the Executive:

                         _____________________________
                         _____________________________
                         _____________________________


          14. Severability. Any provision of this Agreement that is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law and the covenant shall be deemed to have been revised accordingly. Each and every term of this Agreement shall be enforced to the fullest extent permitted by law.

                                      6.
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          15. Counterparts.  This Agreement may be executed in two counterparts,
              ------------
each of which shall be deemed an original and both of which together shall be deemed one Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         The "Corporation":    B.L. MANAGEMENT SERVICES, INC.


                            By:  _____________________________________
                                 Name :
                                 Title:

         The  "Executive":


                            ___________________________________________
                                         Signature


                            The undersigned hereby guarantees the performance of this Agreement by B.L. Management Services, Inc., a Delaware corporation

                            BRYLANE, L.P.


                            _____________________________________
                            Name:
                            Its:

                                      7.
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                                   EXHIBIT A



         Brylane has a semi-annual performance bonus program based upon goals relating to Brylane's operating profit. Such goals will be established at the beginning of each six-month season based upon a review by the Partnership Board of management's operating budget for that season. Each participant in such program may receive a bonus for each semi-annual bonus period equal to a certain
percentage of his or her annual salary.   The actual bonus amount will be based
upon the extent to which the operating profit goals for that season are met or exceeded. Operating profit shall exclude any charge resulting from the formation of the Partnership, such as the write-up of inventory to fair market value on August 30, 1993 and the amortization of the cost of intangibles resulting from the purchase accounting relating to the acquisition. Except as otherwise determined by the Partnership Board, or the Committee, in its sole discretion, operating profit for any given six-month season will also exclude any and all operating profit that is attributable to transactions entered into by Brylane or its affiliates during that six-month season. The Executive's individual participant percentage under such plan will be ___%, subject to any adjustments by the Partnership Board, or the Committee, as it may see fit in its sole discretion.

                                      8.